Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-116592 of Security Bank Corporation on Form S-8 of our report dated March 16, 2006 that is contained in this Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2005 and to all references to our firm and to such opinion as are contained therein.

McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

March 16, 2006